Exhibit 20.5

CAPITAL ONE MASTER TRUST (COMT)
Performance Summary - May 2008

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$40, MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		19.77%
Delinquency Rate:	30 - 59 Days	1.11%
	60 - 89 Days	0.88%
	90+ Days	2.25%

Excess Spread Analysis

Series	COMT 1998-1
Portfolio Yield	19.91%
Weighted Average Coupon	1.05%
Servicing Fee Percentage	1.50%
Net Loss Rate	5.29%

Excess Spread Percentage
May-08	12.07%
Apr-08	13.85%
Mar-08	7.43%
3-Month Average Excess Spread	11.12%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - May 2008

Capital One Master Trust (COMT)

Series		COMT 2001-6
Size		$1,300 MM
Expected Maturity (Class A)		8/15/2008

Gross Monthly Payment Rate		19.77%
Delinquency Rate:	30 - 59 Days	1.11%
	60 - 89 Days	0.88%
	90+ Days	2.25%

Excess Spread Analysis

Series	COMT 2001-6
Portfolio Yield	19.92%
Weighted Average Coupon	2.92%
Servicing Fee Percentage	2.00%
Net Loss Rate	5.29%

Excess Spread Percentage
May-08	9.71%
Apr-08	9.68%
Mar-08	10.11%
3-Month Average Excess Spread	9.83%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)
Performance Summary - May 2008

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM
Expected Maturity (Class A)		01/15/2009

Gross Monthly Payment Rate		19.77%
Delinquency Rate:	30 - 59 Days	1.11%
	60 - 89 Days	0.88%
	90+ Days	2.25%

Excess Spread Analysis

Series	COMT 2002-1
Portfolio Yield	19.91%
Weighted Average Coupon	2.73%
Servicing Fee Percentage	2.00%
Net Loss Rate	5.29%

Excess Spread Percentage
May-08	9.89%
Apr-08	9.89%
Mar-08	10.33%
3-Month Average Excess Spread	10.04%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of Capital One Master Trust.